Exhibit 10.20

AMENDMENT TO AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 26th day of February, 2024 (the “Execution Date”), between MICHAEL A. METZGER (“Executive”) and Syndax Pharmaceuticals, Inc. (the “Company”) and supplements the terms of that certain amended and restated executive employment agreement by and between the Parties, dated as of February 2, 2022 (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

RECITALS

A.
The Company employs Executive as its Chief Executive Officer upon the terms and conditions set forth in the Agreement.
B.
The Compensation Committee of the Company’s Board of Directors approved certain changes to terms of Executive’s employment and the parties are entering this Amendment specifying such changes.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Executive agree as follows:

1.1
Executive’s Target Performance Bonus as set forth in the Agreement is hereby amended to a threshold of up to seventy percent (70%) of Executive’s Annual Base Salary.
1.2
“Change in Control Benefits Period” means the period of twenty-four (24) months commencing on the Termination Date.
1.3
“Change in Control Severance Period” means the period of twenty-four (24) months commencing on the Termination Date.
1.4
Effectiveness of Agreement. This Amendment shall be effective on the Execution Date.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Amendment on the Execution Date written above.

Syndax Pharmaceuticals, Inc.			EXECUTIVE

By:	/s/ Luke J. Albrecht	By:	/s/ Michael A. Metzger

Name:	Luke J. Albrecht		Name:	Michael A. Metzger
Title:	General Counsel

1.